EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Jan. 23, 2015 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,310,000, or $0.16 per diluted share for the fourth quarter of 2014 compared to $1,241,000, or $0.15 per diluted share for the comparable 2013 period, while net income available to shareholders for twelve months ended December 31, 2014 was $4,843,000, or $0.57 per diluted share compared to $3,120,000, or $0.37 per share for the comparable 2013 period. This increase of 55.22 percent in net income for the comparable twelve month period was primarily driven by a reduction in provision for loan losses, an increase in net interest income and an increase in noninterest income. "Much was accomplished during 2014 as Colony had significant improvement in earnings and asset quality. Total non-performing assets were $28.74 million at December 31, 2014 which is a 27.44 percent reduction from the previous year end of $39.61 million. Substandard assets to tier one capital plus loan loss reserve now stands at 32.39 percent – down from the prior year end level of 39.22 percent," said Ed Loomis, President and Chief Executive Officer. "Of significance during the quarter, we received regulatory approval to reinstate payments on our trust preferred securities and preferred stock which had been in deferred status. As we look to 2015, we believe we are positioned to continue to improve on earnings and asset quality, which in turn will enhance shareholder value."

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as "well-capitalized" by regulatory benchmarks. At December 31, 2014, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 11.18 percent, 16.73 percent and 17.89 percent, respectively, compared to 11.01 percent, 16.51 percent and 17.76 percent, respectively, at September 30, 2014 and to 10.57 percent, 15.81 percent and 17.06 percent, respectively, at December 31, 2013. The Company's capital ratios were all in excess of regulatory minimums required to be classified as "well-capitalized".

Net Interest Margin

During the fourth quarter of 2014, the Company reported net interest income of $9.50 million and a net interest margin of 3.59 percent compared to $9.69 million and 3.68 percent, respectively, for fourth quarter 2013, while net interest income for twelve months ended December 31, 2014 was $37.96 million and a net interest margin of 3.60 percent compared to $37.69 million and 3.61 percent, respectively, for the comparable 2013 period. Though the low interest rate environment continues to be challenging for the banking industry, the company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $43.29 million at December 31, 2014 compared to $43.49 million and $53.45 million, respectively, at September 30, 2014 and December 31, 2013. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 32.39%, 30.23% and 39.22%, respectively, at December 31, 2014, September 30, 2014 and December 31, 2013. Non-performing assets decreased significantly from the previous year end to $28.74 million or 3.80 percent of total loans and other real estate owned as of December 31, 2014. This compares to $24.01 million or 3.18 percent and $39.61 million or 5.17 percent, respectively, as of September 30, 2014 and December 31, 2013. Loan loss reserve methodology resulted in three months ended December 31, 2014 provision for loan losses of $0 compared to $285 thousand for the comparable 2013 period, while in twelve months ended December 31, 2014 the provision for loan losses was $1.31 million compared to $4.49 million for the comparable 2013 period. With continued stabilization in the economy, we expect continued improvement in our substandard assets.

Other real estate ("OREO") totaled $10.40 million at December 31, 2014 compared to $10.83 million and $15.50 million, respectively, at September 30, 2014 and December 31, 2013. We continue to devote much time and effort in reducing our level of OREO properties and the current balance is at the lowest level in a number of quarters. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the fourth quarter of 2014 net charge-offs were $0.99 million, or 0.13 percent of average loans as compared to net charge-offs of $1.43 million, or 0.19 percent of average loans in fourth quarter 2013, while net charge-offs for twelve months ended December 31, 2014 were $4.31 million, or 0.58 percent of average loans as compared to net charge-offs of $5.42 million, or 0.73 percent of average loans for the comparable 2013 period. The loan loss reserve was $8.80 million on December 31, 2014, or 1.18 percent of total loans compared to $9.79 million, or 1.32 percent on September 30, 2014 and to $11.81 million, or 1.57 percent on December 31, 2013. Management believes that the 2014 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at December 31, 2014.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for twelve months ended December 31, 2014 was $9.13 million compared to $8.38 million in the comparable 2013 period, or an increase of 8.93 percent. The significant increase was debit card interchange fees and ATM fees increasing $702 thousand, or 42.26 percent. Also, security gains were $24 thousand for 2014 compared to a loss of $364 thousand for 2013. Offsetting the increases were service charge fee income on deposit accounts decreasing $123 thousand, or 2.62 percent, mortgage fee income decreasing $64 thousand, or 13.22 percent and gains on the sale of SBA/USDA loans decreasing $635 thousand, or 100.00 percent.

Noninterest Expense

Total noninterest expense remained relatively flat as noninterest expense for twelve months ended December 31, 2014 was $34.98 million compared to $34.62 million for the comparable 2013 period, or an increase of 1.05 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $2.69 million in twelve months ended December 31, 2014 compared to $3.92  million in the comparable 2013 period, or a decrease of 31.49 percent. Salaries and employee benefit expenses increased to $17.51 million in twelve months ended December 31, 2014 compared to $16.69 million in the comparable 2013 period, or an increase of 4.89 percent. Occupancy expenses increased to $4.06 million in the twelve month period ended December 31, 2014 compared to $3.79 million in the comparable 2013 period, or an increase of 7.09 percent. Other noninterest expense decreased to $13.41 million compared to $14.13 million, or a decrease of 5.11 percent. A significant reduction in noninterest expense is FDIC insurance assessment which has decreased to $0.97 million in 2014 from $1.32 million from the comparable 2013 period, or 26.94 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/14	12/31/13	12/31/14	12/31/13
Net Interest Income	$9,503	$9,694	$37,963	37,689
Provision for Loan Losses	0	285	1,308	4,485
Non-interest Income	2,407	2,018	9,125	8,377
Non-interest Expense	9,289	8,998	34,980	34,617
Income Taxes	643	803	3,268	2,235
Net Income	1,978	1,626	7,532	4,629
Preferred Stock Dividend	668	385	2,689	1,509
Net Income Available to Common Shareholders	1,310	1,241	4,843	3,120

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/14	12/31/13	12/31/14	12/31/13
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.16	$0.15	$0.57	$0.37
Earnings Per Diluted Share (b)	$0.16	$0.15	$0.57	$0.37
Common Book Value Per Share	$8.42	$7.34	$8.42	$7.34
Tangible Common Book Value Per Share	$8.40	$7.32	$8.40	$7.32

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/14	12/31/13	12/31/14	12/31/13
Net Interest Margin (a)	3.59%	3.68%	3.60%	3.61%
Return on Average Assets (b)	0.46%	0.44%	0.43%	0.28%
Return on Average Total Equity (b)	5.37%	5.43%	5.11%	3.34%
Efficiency (c)	78.01%	74.24%	74.16%	74.29%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	12/31/14	12/31/13
Total Assets	$1,146,898	$1,148,551
Loans, Net of Reserves	736,930	739,052
Allowance for Loan Losses	8,802	11,806
Intangible Assets	152	188
Deposits	979,304	987,530
Common Shareholders' Equity	71,027	61,954
Common Equity to Total Assets	6.18%	5.38%
Total Equity	99,027	89,954
Total Equity to Total Assets	8.62%	7.81%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/14	12/31/13	12/31/14	12/31/13
Total Assets	$1,132,317	$1,131,317	$1,128,052	$1,118,071
Loans, Net of Reserves	736,797	740,538	730,643	731,280
Deposits	960,043	966,458	959,059	953,312
Common Shareholders' Equity	69,650	63,526	66,751	65,446
Total Equity	97,650	91,501	94,751	93,358

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/14	12/31/13	12/31/14	12/31/13
Nonperforming Loans	$18,341	$24,111	$18,341	$24,111
Nonperforming Assets	28,743	39,613	28,743	39,613
Substandard Assets	43,285	53,449	43,285	53,449
Net Loan Chg-offs (Recoveries)	986	1,430	4,312	5,416
Reserve for Loan Loss to Total Loans	1.18%	1.57%	1.18%	1.57%
Reserve for Loan Loss to Non- performing Loans	47.99%	48.97%	47.99%	48.97%
Reserve for Loan Loss to Non-performing Assets	30.62%	29.80%	30.62%	29.80%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.13%	0.19%	0.58%	0.73%
Nonperforming Loans to Total Loans	2.46%	3.21%	2.46%	3.21%
Nonperforming Assets to Total Assets	2.51%	3.44%	2.50%	3.44%
Nonperforming Assets to Total Loans And Other Real Estate	3.80%	5.17%	3.80%	5.17%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	32.39%	39.22%	32.39%	39.22%

Quarterly Comparative Data (in thousands, except per share data)
	4Q2014	3Q2014	2Q2014	1Q2014	4Q2013

Assets	$1,146,898	$1,114,414	$1,118,382	$1,141,836	$1,148,551
Loans	736,930	733,139	724,939	726,125	739,052
Deposits	979,304	941,200	948,269	976,854	987,529
Common Shareholders' Equity	71,027	68,272	67,210	64,348	61,954
Total Equity	99,027	96,272	95,210	92,348	89,954
Net Income	1,978	2,081	2,016	1,457	1,626
Net Income Available to Common Shareholders	1,310	1,384	1,335	814	1,241
Net Income Per Share	0.16	0.16	0.16	0.10	0.15

Key Performance Ratios	4Q2014	3Q2014	2Q2014	1Q2014	4Q2013
Return on Average Assets (1)	0.46%	0.49%	0.47%	0.29%	0.44%
Return on Average Total Equity (1)	5.37%	5.78%	5.69%	3.55%	5.43%
Common Equity to Total Assets	6.18%	6.13%	6.01%	5.64%	5.38%
Total Equity to Total Assets	8.62%	8.64%	8.51%	8.09%	7.81%
Net Interest Margin	3.59%	3.73%	3.61%	3.47%	3.68%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012
	(unaudited)	(audited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$24,473	$25,692	$29,244
Federal Funds Sold	20,132	20,495	20,002
	44,605	46,187	49,246
Interest-Bearing Deposits	21,206	21,960	21,795
Investment Securities
Available for Sale, at Fair Value	274,595	263,258	268,301
Held for Maturity, at Cost (Fair Value of $30, $37 and $42 as of Dec. 31, 2014, Dec. 31, 2013, and Dec. 31, 2012, Respectively)	30	37	41
	274,625	263,295	268,342
Federal Home Loan Bank Stock, at Cost	2,831	3,164	3,364
Loans	746,094	751,218	747,050
Allowance for Loan Losses	(8,802)	(11,806)	(12,737)
Unearned Interest and Fees	(362)	(360)	(234)
	736,930	739,052	734,079
Premises and Equipment	24,960	24,876	24,916
Other Real Estate	10,402	15,502	15,941
Other Intangible Assets	152	188	224
Other Assets	31,187	34,327	21,490
Total Assets	$1,146,898	$1,148,551	$1,139,397

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$128,340	$115,261	$123,967
Interest-Bearing	850,964	872,269	855,718
	979,304	987,530	979,685
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	35,000
	64,229	64,229	59,229

Other Liabilities	4,338	6,838	4,724

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	28,000	28,000	27,827
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Dec. 31, 2014, Dec. 31, 2013 and Dec. 31, 2012, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	38,288	33,445	30,498
Accumulated Other Comprehensive Loss, Net of Tax	(4,845)	(9,075)	(150)
	99,027	89,954	95,759
Total Liabilities and Stockholders' Equity	$1,146,898	$1,148,551	$1,139,397

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Twelve Months Ended
	12/31/14	12/31/13	12/31/14	12/31/13
	(unaudited)	(audited)	(unaudited)	(audited)

Interest Income
Loans, Including Fees	$9,920	$10,327	$39,735	$41,350
Federal Funds Sold	9	12	32	39
Deposits with Other Banks	10	6	42	27
Investment Securities
U. S. Government Agencies	1,164	1,063	4,738	3,517
State, County and Municipal	25	30	100	124
Corporate Obligations/Asset-Backed Sec.	--	5	--	47
Dividends on Other Investments	30	23	115	82
	11,158	11,466	44,762	45,186
Interest Expense
Deposits	1,244	1,369	5,113	5,821
Borrowed Money	411	403	1,686	1,676
	1,655	1,772	6,799	7,497
Net Interest Income	9,503	9,694	37,963	37,689
Provision for Loan Losses	0	285	1,308	4,485
Net Interest Income After Provision for Loan Losses	9,503	9,409	36,655	33,204

Noninterest Income
Service Charges on Deposits	1,199	1,207	4,568	4,691
Other Service Charges, Commissions and Fees	627	436	2,469	1,725
Mortgage Fee Income	109	107	420	484
Securities Gains (Losses)	23	(362)	24	(364)
Other	449	630	1,644	1,841
	2,407	2,018	9,125	8,377
Noninterest Expense
Salaries and Employee Benefits	4,359	4,196	17,508	16,692
Occupancy and Equipment	994	952	4,063	3,794
Other	3,936	3,850	13,409	14,131
	9,289	8,998	34,980	34,617

Income Before Income Taxes	2,621	2,429	10,800	6,964
Income Taxes	643	803	3,268	2,335
Net Income	1,978	1,626	7,532	4,629

Preferred Stock Dividends	668	385	2,689	1,509

Net Income Available to Common Shareholders	$1,310	$1,241	$4,843	$3,120
Net Income Per Share of Common Stock
Basic	$0.16	$0.15	$0.57	$0.37
Diluted	$0.16	$0.15	$0.57	$0.37
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6000 (Ext 6002)